Exhibit 99.1

PRESS RELEASE

For Immediate Release - November 12, 2003

FOR MORE INFORMATION, CONTACT:

W. Moorhead Vermilye - President, Shore Bancshares, Inc.
(410) 822-1400

Thomas Evans, President and CEO, Midstate Bancorp, Inc.
(302) 284-1630

SHORE BANCSHARES AND MIDSTATE BANCORP
ANNOUNCE DEFINITIVE MERGER AGREEMENT

Easton, Maryland and Felton, Delaware, November 12, 2003 - Shore Bancshares, Inc. (Nasdaq: SHBI), headquartered in Easton, Maryland, and Midstate Bancorp, Inc., headquartered in Felton, Delaware, announced jointly today that they have signed a definitive merger agreement for the merger of Midstate Bancorp into Shore Bancshares. The merger, which is expected to close during the first quarter of 2004, is subject to, and requires the approval of, Midstate Bancorp stockholders and regulatory agencies.

Under the terms of the merger agreement, each outstanding share of Midstate Bancorp common stock will be exchanged for (i) $31.00 in cash plus (ii) between
0.8513 to 0.9015 shares of Shore Bancshares common stock, depending on the price of Shore Bancshares common stock prior to the merger. Shore Bancshares will pay cash in lieu of fractional shares and to holders of less than 50 shares of Midstate Bancorp common stock.

"We are very pleased to be joining forces with Midstate Bancorp and The Felton Bank, a bank with a long history of community pride and customer service," commented W. Moorhead Vermilye, President and CEO of Shore Bancshares. "The merger will permit Shore Bancshares to expand its franchise into Delaware and will further its status as a premier financial services company in the region."

"Shore Bancshares is the right partner for us, with a similar community bank philosophy," said Tom Evans, President and CEO of Midstate Bancorp and The Felton Bank. "We will maintain our local name and local decision making, and the partnership with Shore Bancshares will increase our ability to meet the growing banking needs of our customers."

Midstate Bancorp is the bank holding company for The Felton Bank, a Delaware commercial bank, with assets of approximately $51 million and approximately 96,500 outstanding shares of common stock. The Felton Bank, which operates a branch office in Felton, Delaware and one in Milford, Delaware, will become a separate Delaware bank subsidiary of Shore Bancshares as a

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result of the  merger.  W. Edwin Kee,  Jr.,  Chairman  of the Board of  Midstate
Bancorp, will be appointed to the Board of Directors of Shore Bancshares and Thomas Evans, President of The Felton Bank, will continue to serve in that capacity.

Shore Bancshares, Inc., with assets of approximately $711 million, is the largest independent financial holding company located on the Eastern Shore of Maryland. It is the parent company of The Talbot Bank of Easton, Maryland located in Easton, Maryland and The Centreville National Bank of Maryland located in Centreville, Maryland, which together operate 12 full service branches in the Maryland counties of Kent, Queen Anne's, Talbot, Caroline and Dorchester. Shore Bancshares offers a full range of insurance products and services to its customers through The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC, and Mubell Finance, LLC and investment advisory services through Wye Financial Services, LLC, all of which are wholly owned subsidiaries of Shore Bancshares. The shares of Shore Bancshares common stock are listed on the Nasdaq SmallCap Market, trading under the symbol "SHBI".

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the "Merger") between Midstate Bancorp, Inc. ("Midstate Bancorp") and Shore Bancshares, Inc. ("Shore Bancshares"), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) the plans, objectives, expectations and intentions of Shore Bancshares and Midstate Bancorp and other statements contained in this filing that are not historical facts; and
(iii) other statements identified by words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," "estimates," "targets," "projects," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Shore Bancshares and Midstate Bancorp and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the business of Shore Bancshares, Midstate Bancorp, and their affiliates, the possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth), changes in the general interest rate environment, competitive factors in Shore Bancshares's and/or Midstate Bancorp's marketplace, and business risk associated with credit extensions and other banking activities. For a more complete discussion of these and other risk factors, please see "Risk Factors" in Part I, Item 1 of Shore Bancshares's Annual Report on Form 10-K for the year ended December 31, 2002.

Shore Bancshares and Midstate Bancorp caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Shore
Bancshares or Midstate Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

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Shore  Bancshares and Midstate Bancorp do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT:

Shore Bancshares and Midstate Bancorp will prepare, and Shore Bancshares will file with the SEC, a proxy statement/prospectus and other relevant materials in connection with the Merger. The proxy statement/prospectus will be mailed to the stockholders of Midstate Bancorp. Investors and security holders of Midstate Bancorp and Shore Bancshares are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger, as they will contain important information about Midstate Bancorp, Shore Bancshares and the Merger.

This press release is for information purposes only and is not intended as an offer or a solicitation with respect to the purchase or sale of any security.